(6)(a)(ii)         Investment Advisory Agreement Schedule A dated August 18, 2011

TRANSAMERICA SERIES TRUST

INVESTMENT ADVISORY AGREEMENT

Schedule A

EFFECTIVE AS OF: August 18, 2011

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE

Transamerica AEGON Active Asset Allocation - Conservative VP	0.55% of the first $50 million of average daily net assets; 0.53% over $50 million up to $250 million; 0.51% of daily net assets in excess of $250 million	May 1, 2011

Transamerica AEGON Active Asset Allocation - Moderate VP	0.55% of the first $50 million of average daily net assets; 0.53% over $50 million up to $250 million; 0.51% of daily net assets in excess of $250 million	May 1, 2011

Transamerica AEGON Active Asset Allocation - Moderate Growth VP	0.55% of the first $50 million of average daily net assets; 0.53% over $50 million up to $250 million; 0.51% of daily net assets in excess of $250 million	May 1, 2011

Transamerica AEGON High Yield Bond	0.64% of the first $750 million of average daily net assets; and 0.60% of average daily net assets in excess of $750 million	May 1, 2002

Transamerica AEGON Money Market VP	0.35%	May 1, 2002

Transamerica AEGON U.S. Government Securities VP	0.55%	May 1, 2002

Transamerica AllianceBernstein Dynamic Allocation VP	0.75% of the first $250 million of average daily net assets; 0.70% of average daily net assets in excess of $250 million	August 16, 2010

Transamerica Asset Allocation – Conservative VP	0.10%	May 1, 2002

Transamerica Asset Allocation – Growth VP	0.10%	May 1, 2002

Transamerica Asset Allocation – Moderate Growth VP	0.10%	May 1, 2002

Transamerica Asset Allocation – Moderate VP	0.10%	May 1, 2002

Transamerica BlackRock Global Allocation VP	0.05% (TAM currently intends to waive its investment advisory fee)	May 1, 2009

Transamerica BlackRock Large Cap Value VP

0.80% of first $250 million of average daily net assets; 0.775% over $250 million up to $750 million; 0.75% over $750 million up to $1 billion; 0.65% over $1 billion up to $2 billion; 0.625% of average daily net assets in excess of $2 billion

		January 1, 1997

Transamerica BlackRock Tactical Allocation VP	0.10% of the first billion of average daily net assets; and 0.08% in excess of $1 billion	May 1, 2009

Transamerica Clarion Global Real Estate Securities VP	0.80% of the first $250 million of average daily net assets; 0.775% over $250 million up to $500 million; 0.70% over $500 million up to $1 billion; 0.65% in excess of $1 billion	May 1, 1998

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE

Transamerica Efficient Markets VP	0.42% of the first $50 million; 0.40% over $50 million up to $250 million; and 0.38% in excess of $250 million	November 10, 2008

Transamerica Emerging Markets/Pacific Rim VP	0.55% of the first $50 million; 0.53% over $50 million up to $250 million; and 0.51% in excess of $250 million	August 18, 2011

Transamerica Global Conservative VP	0.55% of the first $50 million; 0.53% over $50 million up to $250 million; and 0.51% in excess of $250 million	August 18, 2011

Transamerica Global Growth VP	0.55% of the first $50 million; 0.53% over $50 million up to $250 million; and 0.51% in excess of $250 million	August 18, 2011

Transamerica Global Commodities & Hard Assets VP	0.73% of the first $250 million; 0.70% over $250 million up to $500 million; and 0.675% over $500 million up to $1 billion; 0.65% in excess of $1 billion	August 18, 2011

Transamerica Hanlon Balanced VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	May 1, 2009

Transamerica Hanlon Growth and Income VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	May 1, 2009

Transamerica Hanlon Growth VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	May 1, 2009

Transamerica Hanlon Managed Income VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	May 1, 2009

Transamerica Index 100 VP	0.32% of the first $50 million of average daily net assets; 0.30% over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million	November 19, 2009

Transamerica Index 35 VP	0.32% of the first $50 million of average daily net assets; 0.30% over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million	November 19, 2009

Transamerica Index 50 VP	0.32% of the first $50 million of average daily net assets; 0.30% over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million	May 1, 2008

Transamerica Index 75 VP	0.32% of the first $50 million of average daily net assets; 0.30% over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million	May 1, 2008

Transamerica International Moderate Growth VP	0.10%	May 1, 2006

Transamerica Jennison Growth VP

0.80% of the first $250 million of average daily net assets; 0.75% over $250 million up to $500 million; 0.70% over $500 million up to $1 billion; 0.60% of average daily net assets in excess of $1 billion

May 1, 2002

Transamerica JPMorgan Core Bond VP	0.45% of the first $750 million; 0.40% over $750 million up to $1 billion; 0.375% in excess of $1billion	January 1, 1998

Transamerica JPMorgan Enhanced	0.74% of the first $750 million of average daily net assets; 0.69% over	May 1, 2002

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE

Index VP	$750 million up to $1 billion; 0.65% in excess of $1 billion

Transamerica JPMorgan Mid Cap Value VP	0.85% of the first $100 million of average daily net assets; 0.80% of average daily net assets in excess of $100 million	May 1, 1999

Transamerica JPMorgan Tactical Allocation VP	0.70% of the first $500 million of average daily net assets; 0.675% over $500 million up to $750 million; 0.65% of average daily net assets in excess of $750 million	May 1, 2011

Transamerica Madison Balanced Allocation VP	0.15%	May 1, 2011

Transamerica Madison Conservative Allocation VP	0.15%	May 1, 2011

Transamerica Madison Diversified Income VP	0.75%	May 1, 2011

Transamerica Madison Large Cap Growth VP	0.80%	May 1, 2011

Transamerica Madison Moderate Growth Allocation VP	0.15%	May 1, 2011

Transamerica MFS International Equity VP

0.90% of the first $250 million of average daily net assets; 0.875% over $250 million up to $500 million; 0.85% over $500 million up to $1 billion; and 0.80% of average daily net assets in excess of $1 billion

May 1, 2002

Transamerica Morgan Stanley Active International Allocation VP	0.85% of the first $250 million of average daily net assets; 0.80% over $250 million up to $1 billion; 0.775% of average daily net assets in excess of $1 billion	May 1, 2002

Transamerica Morgan Stanley Capital Growth VP	0.80% of the first $500 million of average daily net assets; 0.675% of average daily net assets in excess of $500 million	May 1, 1999

Transamerica Morgan Stanley Growth Opportunities VP	0.80% of the first $250 million of average daily net assets; 0.75% over $250 million up to $500 million; 0.70% of average daily net assets in excess of $500 million	May 1, 2002

Transamerica Morgan Stanley Mid-Cap Growth VP	0.80% of the first $1 billion of average daily net assets; 0.775% of average daily net assets in excess of $1 billion	January 1, 1997

Transamerica Multi-Managed Balanced VP	0.75% of the first $500 million of average daily net assets; 0.65% over $500 million to $1 billion; 0.60% of average daily net assets in excess of $1 billion	May 1, 2002

Transamerica Multi Managed Large Cap Core VP	0.75% of the first $250 million of average daily net assets; 0.70% of average daily net assets in excess of $250 million	May 1, 2002

Transamerica PIMCO Real Return TIPS VP

0.70% of the first $250 million of average daily net assets; 0.65% over $250 million up to $750 million; 0.60% over $750 million up to $1 billion; 0.55% of average daily net assets in excess of $1 billion

May 1, 2011

Transamerica PIMCO Total Return VP	0.675% of the first $250 million of average daily net assets; 0.65% over $250 million up to $750 million; 0.60% of average daily net assets in	May 1, 2002

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE

	excess of $750 million

Transamerica ProFund UltraBear VP	0.85% of the first $250 million; 0.80% over $250 million up to $750 million; and 0.75% of average daily net assets in excess of $750 million	May 1, 2009

Transamerica Systematic Small/Mid Cap Value VP	0.80% of the first $500 million of average daily net assets; 0.75% of average daily net assets in excess of $500 million	May 1, 2004

Transamerica Third Avenue Value VP	0.80%	January 1, 1998

Transamerica T. Rowe Price	0.75%	May 1, 1999

Transamerica WMC Diversified Equity VP	0.73% of the first $500 million of average daily net assets; 0.70% over $500 million up to $2.5 billion; 0.65% of average daily net assets in excess of $2.5 billion	January 1, 1997

Transamerica WMC Diversified Growth II VP	0.30%	December 30, 2003

Transamerica WMC Diversified Growth VP	0.75% of the first $500 million of average daily net assets; 0.70% over $500 million to $2.5 billion; 0.65% of average daily net assets in excess of $2.5 billion	May 1, 2002